Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2018 RESULTS

Reaffirms Fiscal Year 2018 Revenue and EPS Guidance and Updates Cash Guidance

BERWYN, Pa. - February 1, 2018 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its third quarter of fiscal year 2018, which ended December 31, 2017.

Third Quarter Fiscal 2018 Highlights

•	Net sales were $775.2 million.

•
Operating loss was ($119.7) million, reflecting an operating margin of (15%), and included $190.2 million non-cash goodwill impairment charge for Precision Components. On an adjusted basis, operating income was $62.0 million, reflecting an adjusted operating margin of 8%.

•
Net loss was ($113.3) million, or ($2.29) per share, and included a $0.45 per diluted share provisional tax-related benefit due to the enactment of the Tax Cuts and Jobs Act of 2017. On an adjusted basis, net income was $37.7 million, or $0.76 per diluted share.

•	Cash flow from operations was $100.8 million, and free cash flow was $91.6 million, which included an increase in customer advances of approximately $250 million.

•	Management reaffirms net sales guidance of $3.1 to $3.2 billion and continues to expect organic sales growth in fiscal 2019.

•	Management maintains guidance for adjusted earnings per diluted share of $2.25 to $2.75 and improves its free cash outlook to a use of $325 million to $375 million from $450 million to $500 million.

“Triumph Group’s third quarter results demonstrate the progress on our transformation strategy to improve operational performance and strengthen customer relationships,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Net sales grew on a sequential basis, driven by Aerospace Structures and Integrated Systems. Precision Components and Product Support delivered sequential and year-over-year margin improvement, and Product Support continues to generate sustained strong profitability.”

Mr. Crowley continued, “During the third quarter we continued to realize the benefits of our efforts to generate organic growth as we posted a book-to-bill ratio in excess of one for the fourth consecutive quarter and increased backlog to $4.36 billion, up 6% sequentially and 10% year-over-year. Our strengthened business development team and capture strategies led to several key customer wins, and we expect to leverage our improved operational performance into new wins that will further strengthen and de-risk the backlog. We continue to actively manage the portfolio and capitalize on the value creating combination of Precision Components and Aerospace Structures, as evidenced by the strengthening of our partnership with Boeing to support multiple 767 configurations. Fiscal 2018 is unfolding as we anticipated and with our cost reduction goals on track and enhanced financial flexibility, we believe our actions will enable Triumph to benefit from the favorable trends in our markets and generate enhanced value for shareholders.”

Third Quarter Fiscal Year 2018 Overview

After accounting for divestitures, sales for the third quarter of fiscal 2018 were down 3% organically from the comparable prior year period, as anticipated, primarily due to the completion of and production rate reductions on previously disclosed programs along with the timing of deliveries on certain programs. These factors were partially offset by increased production on the 767/Tanker program.

Operating loss of ($119.7) million included a $190.2 million non-cash goodwill impairment charge for Precision Components, $6.5 million of transformation related expenses and $15.1 million curtailment gain related to post retirement benefits. Net loss for the third quarter of fiscal year 2018 was ($113.3) million, or ($2.29) per share, and included an estimated tax benefit of $22.4 million, or $0.45 per diluted share, related to the enactment of the U.S. Tax Cuts and Jobs Act in December 2017. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(145.5)	$(113.3)	$(2.29)

Goodwill Impairment	190.2	181.5	3.65
Curtailment & settlement, net	(15.1)	(14.4)	(0.29)
Transformation related costs:
Restructuring costs (non-cash)	0.4	0.4	0.01
Restructuring costs (cash)	6.1	5.9	0.12
Estimated impact of tax reform	—	(22.4)	(0.45)

Adjusted Income from Continuing Operations - non-GAAP	$36.1	$37.7	$0.76	*
*Difference due to rounding

The number of shares used in computing diluted earnings per share for the third quarter of fiscal year 2018 was 49.7 million.

For the quarter ended December 31, 2017, cash flow from operations was $100.8 million, reflecting approximately $250 million of customer advances, partially offset by the liquidation of customer advances received in fiscal year 2017, along with spending on key development programs transitioning into production and transformation related costs.

Outlook

Based on anticipated aircraft production rates and completed divestitures, the Company continues to expect that revenue for fiscal year 2018 will be approximately $3.1 to $3.2 billion and expects revenue to increase in fiscal year 2019 as development programs enter production and sales from new wins offset sunsetting programs. Additionally, the Company continues to expect fiscal year 2018 adjusted earnings per diluted share of $2.25 to $2.75, or ($7.96) to ($8.58) on an unadjusted basis and includes the expected $345 million impairment of the remaining Precision Components’ goodwill in the fourth quarter. Free cash use is now anticipated to be within a range of $325 to $375 million (or cash used in operations of $270 to $330 million),

versus previous guidance of $450 to $500 million, reflecting recently received customer advances and their related liquidation as well as timing of deliveries on development programs.

The Company’s current outlook reflects adjustments detailed in the attached tables but does not take into account the impact of any potential future divestitures.

Conference Call

Triumph Group will hold a conference call today, February 1st at 8:30 a.m. (ET) to discuss the third quarter fiscal year 2018 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from February 1st to February 7th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #6995048.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The Company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF INCOME	2017	2016	2017	2016

Net sales	$775,246	$844,863	$2,302,091	$2,612,885

Operating (loss) income	(119,704)	55,166	(82,447)	172,379

Interest expense and other	25,836	19,698	72,229	55,721
Income tax (benefit) expense	(32,288)	6,136	(34,115)	32,786

Net (loss) income	$(113,252)	$29,332	$(120,561)	$83,872

Earnings per share - basic:

Net (loss) income	$(2.29)	$0.59	$(2.44)	$1.70

Weighted average common shares outstanding - basic	49,459	49,329	49,425	49,294

Earnings per share - diluted:

Net (loss) income	$(2.29)	$0.59	$(2.44)	$1.70

Weighted average common shares outstanding - diluted	49,459	49,440	49,425	49,421

Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	December 31,	March 31,
	2017	2017
Assets
Cash and cash equivalents	$64,388	$69,633
Accounts receivable, net	320,999	311,792
Inventories, net of unliquidated progress payments of $409,040 and $222,485	1,462,724	1,340,175
Prepaid and other current assets	43,500	30,064
Assets held for sale	—	21,255
Current assets	1,891,611	1,772,919

Property and equipment, net	749,922	805,030
Goodwill	934,500	1,142,605
Intangible assets, net	520,820	592,364
Other, net	89,079	101,682

Total assets	$4,185,932	$4,414,600

Liabilities & Stockholders' Equity
Current portion of long-term debt	$15,135	$160,630
Accounts payable	387,081	481,243
Accrued expenses	627,411	674,379
Liabilities related to assets held for sale	—	18,008
Current liabilities	1,029,627	1,334,260

Long-term debt, less current portion	1,359,476	1,035,670
Accrued pension and post-retirement benefits, noncurrent	509,641	592,134
Deferred income taxes, noncurrent	41,969	68,107
Other noncurrent liabilities	496,705	537,956

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,662,507 and 49,573,029 shares outstanding	51	51
Capital in excess of par value	849,806	846,807
Treasury stock, at cost, 2,798,413 and 2,887,891 shares	(179,692)	(183,696)
Accumulated other comprehensive loss	(374,624)	(396,178)
Retained earnings	452,973	579,489
Total stockholders' equity	748,514	846,473

Total liabilities and stockholders' equity	$4,185,932	$4,414,600

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net Sales:
Integrated Systems	$239,198	$256,080	$711,099	$758,803
Aerospace Structures	282,495	304,235	807,754	956,114
Precision Components	219,675	226,294	685,701	740,354
Product Support	68,039	87,292	202,839	257,317
Elimination of inter-segment sales	(34,161)	(29,038)	(105,302)	(99,703)
	$775,246	$844,863	$2,302,091	$2,612,885

Operating (Loss) Income:
Integrated Systems	$42,667	$51,596	$132,171	$145,379
Aerospace Structures	12,022	23,867	23,253	57,898
Precision Components	(186,225)	2,942	(191,100)	7,223
Product Support	12,399	14,662	32,069	42,986
Corporate	(567)	(37,901)	(78,840)	(81,107)
	$(119,704)	$55,166	$(82,447)	$172,379

Operating Margin %
Integrated Systems	17.8%	20.1%	18.6%	19.2%
Aerospace Structures	4.3%	7.8%	2.9%	6.1%
Precision Components	(84.8)%	1.3%	(27.9)%	1.0%
Product Support	18.2%	16.8%	15.8%	16.7%
Consolidated	(15.4)%	6.5%	(3.6)%	6.6%

Depreciation and Amortization:
Integrated Systems	$8,318	$9,766	$27,857	$30,228
Aerospace Structures	19,048	17,942	57,484	54,289
Precision Components	200,077	13,999	218,085	42,344
Product Support	1,663	2,294	5,068	7,230
Corporate	441	330	1,051	989
	$229,547	$44,331	$309,545	$135,080

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(11,634)	$(7,628)	$(28,235)	$(27,101)
Aerospace Structures	(21,352)	(21,105)	(60,315)	(60,190)
Precision Components	(1,506)	(473)	(3,312)	(1,740)
	$(34,492)	$(29,206)	$(91,862)	$(89,031)

Capital Expenditures:
Integrated Systems	$1,903	$2,763	$5,923	$8,586
Aerospace Structures	2,384	2,228	9,503	9,820
Precision Components	3,407	2,636	12,563	11,040
Product Support	599	687	1,629	2,020
Corporate	864	843	2,314	1,657
	$9,157	$9,157	$31,932	$33,123

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net (Loss) Income	$(113,252)	$29,332	$(120,561)	$83,872

Add-back:
Income tax (benefit) expense	(32,288)	6,136	(34,115)	32,786
Interest expense and other	25,836	19,698	72,229	55,721
Curtailment & settlement gain, net	(15,099)	—	(14,576)	—
Loss on divestitures	—	14,350	20,371	19,124
Amortization of acquired contract liabilities	(34,492)	(29,206)	(91,862)	(89,031)
Depreciation and amortization	229,547	44,331	309,545	135,080

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$60,252	$84,641	$141,031	$237,552

Net Sales #	$775,246	$844,863	$2,302,091	$2,612,885

Operating (Loss) Income Margin	(15.4)%	6.5%	(3.6)%	6.6%

Adjusted EBITDA Margin #	8.1%	10.4%	6.4%	9.4%

# Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired
Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(113,252)

Add-back:
Income tax benefit	(32,288)
Interest expense and other	25,836

Operating (Loss) Income	$(119,704)	$42,667	$12,022	$(186,225)	$12,399	$(567)

Curtailment & settlement gain, net	(15,099)	—	—	—	—	(15,099)
Amortization of acquired contract liabilities	(34,492)	(11,634)	(21,352)	(1,506)	—	—
Depreciation and amortization	229,547	8,318	19,048	200,077	1,663	441

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$60,252	$39,351	$9,718	$12,346	$14,062	$(15,225)

Net Sales	$775,246	$239,198	$282,495	$219,675	$68,039	$(34,161)

Operating (Loss) Income Margin	(15.4)%	17.8%	4.3%	(84.8)%	18.2%	n/a

Adjusted EBITDA Margin	8.1%	17.3%	3.7%	5.7%	20.7%	n/a

	Nine Months Ended December 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(120,561)

Add-back:
Income tax benefit	(34,115)
Interest expense and other	72,229

Operating Income (Loss)	$(82,447)	$132,171	$23,253	$(191,100)	$32,069	$(78,840)

Loss on divestiture	20,371	—	—	—	—	20,371
Curtailment & settlement gain, net	(14,576)	—	—	—	—	(14,576)
Amortization of acquired contract liabilities	(91,862)	(28,235)	(60,315)	(3,312)	—	—
Depreciation and amortization	309,545	27,857	57,484	218,085	5,068	1,051

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$141,031	$131,793	$20,422	$23,673	$37,137	$(71,994)

Net Sales	$2,302,091	$711,099	$807,754	$685,701	$202,839	$(105,302)

Operating (Loss) Income Margin	(3.6)%	18.6%	2.9%	(27.9)%	15.8%	n/a

Adjusted EBITDA Margin	6.4%	19.3%	2.7%	3.5%	18.3%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$29,332

Add-back:
Income tax expense	6,136
Interest expense and other	19,698

Operating Income (Loss)	$55,166	51,596	$23,867	$2,942	$14,662	(37,901)

Loss on divestiture	14,350	—	—	—	—	14,350
Amortization of acquired contract liabilities	(29,206)	(7,628)	(21,105)	(473)	—	—
Depreciation and amortization	44,331	9,766	17,942	13,999	2,294	330

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$84,641	$53,734	$20,704	$16,468	$16,956	$(23,221)

Net Sales	$844,863	$256,080	$304,235	$226,294	$87,292	$(29,038)

Operating Income Margin	6.5%	20.1%	7.8%	1.3%	16.8%	n/a

Adjusted EBITDA Margin	10.4%	21.6%	7.3%	7.3%	19.4%	n/a

	Nine Months Ended December 31, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$83,872

Add-back:
Income tax expense	32,786
Interest expense and other	55,721

Operating Income (Loss)	$172,379	$145,379	$57,898	$7,223	$42,986	(81,107)

Loss on divestiture	19,124	—	—	—	—	19,124
Amortization of acquired contract liabilities	(89,031)	(27,101)	(60,190)	(1,740)	—	—
Depreciation and amortization	135,080	30,228	54,289	42,344	7,230	989

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$237,552	$148,506	$51,997	$47,827	$50,216	$(60,994)

Net Sales	$2,612,885	$758,803	$956,114	$740,354	$257,317	$(99,703)

Operating Income Margin	6.6%	19.2%	6.1%	1.0%	16.7%	n/a

Adjusted EBITDA Margin	9.4%	20.3%	5.8%	6.5%	19.5%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	December 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(145,540)	$(113,252)	$(2.29)
Adjustments:
Goodwill Impairment	190,227	181,540	3.65
Curtailment & settlement, net	(15,099)	(14,374)	(0.29)
Restructuring cost (non-cash)	382	364	0.01
Restructuring costs (cash)	6,149	5,854	0.12
Estimated impact of Tax Reform	—	(22,398)	(0.45)
Adjusted Income from Continuing Operations - non-GAAP	$36,119	$37,734	$0.76	*
* - Difference due to rounding

	Nine Months Ended
	December 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(154,676)	$(120,561)	$(2.44)
Adjustments:
Loss on divestiture	20,371	20,371	0.41
Goodwill Impairment	190,227	181,540	3.66
Curtailment & settlement, net	(14,576)	(13,876)	(0.28)
Refinancing costs	1,986	1,891	0.04
Restructuring cost (non-cash)	2,538	2,416	0.05
Restructuring costs (cash)	33,751	32,131	0.65
Estimated impact of Tax Reform	—	(22,398)	(0.45)
Adjusted Income from Continuing Operations - non-GAAP	$79,621	$81,514	$1.64

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	December 31, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$35,468	$29,332	$0.59
Adjustments:
Loss on divestiture	14,350	10,476	0.21
Restructuring costs (non-cash)	3,065	2,237	0.05
Restructuring costs (cash)	11,067	8,079	0.16
Adjusted Income from Continuing Operations - non-GAAP	$63,950	$50,124	$1.01

	Nine Months Ended
	December 31, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$116,658	$83,872	$1.70
Adjustments:
Triumph Precision Components - Strike related costs	15,701	11,462	0.23
Triumph Precision Components - Inventory write-down	6,089	4,445	0.09
Triumph Aerospace Structures - UAS program	14,200	10,366	0.21
Loss on divestiture	19,124	15,250	0.31
Restructuring costs (non-cash)	10,296	7,516	0.15
Restructuring costs (cash)	28,180	20,571	0.42
Adjusted Income from Continuing Operations - non-GAAP	$210,248	$153,482	$3.11

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended	Three Months Ended
	December 31, 2017	December 31, 2016
Operating (Loss) Income - GAAP	$(119,704)	55,166

Adjustments:
Goodwill Impairment	190,227	—
Loss on divestiture	—	14,350
Curtailment & settlement, net	(15,099)	—
Restructuring costs (non-cash)	382	3,065
Restructuring costs (cash)	6,149	11,067
Adjusted Operating Income - non-GAAP	$61,955	$83,648

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow available for debt reduction.

		Three Months Ended	Nine Months Ended
		December 31,	December 31,
	Guidance	2017	2017

Cash (used in) provided by operations	$(270,000 - 330,000)	$100,786	$(198,279)
Less:
Capital expenditures	(45,000 - 55,000)	(9,157)	(31,932)
Free cash flow (use)	$(325,000 - 375,000)	$91,629	$(230,211)

The Company provides earnings per share guidance on an adjusted non-GAAP basis excluding the effects of transformation related costs, gains (losses) on divestitures, impairments, one-time pension & OPEB benefits (charges) and other non-recurring items, such as income tax reform. The following table reconciles adjusted earnings per diluted share guidance to earnings per share on a GAAP basis.

Guidance - adjusted earnings per diluted share	$2.25 - $2.75
Per share effect of:
Transformation related costs - cash	$ (0.60 - 0.70)
Transformation related costs - non-cash	$ (0.06 - 0.08)
Goodwill impairment	$(10.33)
Loss on completed divestitures	$(0.41)
Refinancing costs	$(0.04)
Curtailment & settlement, net	$0.28
Estimated impact of Tax Reform	$0.45
Guidance - earnings per share- GAAP	$(7.96 - 8.58)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2017	2017
Calculation of Net Debt
Current portion	$15,135	$160,630
Long-term debt	1,359,476	1,035,670
Total debt	1,374,611	1,196,300
Plus: Deferred debt issuance costs	17,886	11,752
Less: Cash	(64,388)	(69,633)
Net debt	$1,328,109	$1,138,419

Calculation of Capital
Net debt	$1,328,109	$1,138,419
Stockholders' equity	748,514	846,473
Total capital	$2,076,623	$1,984,892

Percent of net debt to capital	64.0%	57.4%